SECRETARY OF STATE

STATE OF NEVADA

DOMESTIC CORPORATION (78) CHARTER

I, FRANCISCO V. AGUILAR, the duly qualified and elected Nevada Secretary of State, do hereby certify that **Impossible Kicks Holding Company, Inc.** did, on 06/12/2024, file in this office the original ARTICLES OF INCORPORATION-FOR-PROFIT that said document is now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said document contains all the provisions required by the law of the State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 06/12/2024.

FRANCISCO V. AGUILAR
Secretary of State

Certificate Number: B202406124723692

You may verify this certificate online at https://www.nvsilverflume.gov/home

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Filed in the Office of	Business Number E41201122024-4
[signature]	Filing Number 20244120111
Secretary of State State Of Nevada	Filed On 6/12/2024 8:34:00 AM
	Number of Pages 5

Formation - Profit Corporation

☒ NRS 78 - Articles of Incorporation Domestic Corporation ☐ NRS 80 - Foreign Corporation ☐ NRS 89 - Articles of Incorporation Professional Corporation

☐ 78A Formation - Close Corporation

(Name of Close Corporation MUST appear in the below heading)

Articles of Formation of ______________________ **a close corporation (NRS 78A)**

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Name of Entity: (If foreign, name in home jurisdiction)

Impossible Kicks Holding Company, Inc.

2. Registered Agent for Service of Process: (Check only one box)

☒ Commercial Registered Agent:(name only below) ☐ Noncommercial Registered Agent (name and address below) ☐ Office or Position with Entity (title and address below)

VCORP Services, LLC

Name of Registered Agent **OR** Title of Office or Position with Entity

Street Address | City | Nevada | Zip Code

Mailing Address (if different from street address) | City | Nevada | Zip Code

2a. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity. If the registered agent is unable to sign the Articles of Incorporation, submit a separate signed Registered Agent Acceptance form.

X [signature] Date: 06/12/24

Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity

3. Governing Board: (NRS 78A, close corporation only, check one box; if yes, complete article 4 below)

This corporation is a close corporation operating with a board of directors ☐ Yes **OR** ☐ No

4. Names and Addresses of the Board of Directors/ Trustees or Stockholders

(NRS 78: Board of Directors/ Trustees is required.

NRS 78a: Required if the Close Corporation is governed by a board of directors.

NRS 89: Required to have the Original stockholders and directors. A certificate from the regulatory board must be submitted showing that each individual is licensed at the time of filing. See instructions)

	Name	Country	Street Address	City	State	Zip/Postal Code
1)	Jeffrey Fowler	United States	300 Spectrum Center Dr., Ste. 400	Irvine	CA	92618
2)	Andre Peschong	United States	300 Spectrum Center Dr,Ste. 400	Irvine	CA	92618
3)	Rod Granero	United States	300 Spectrum Center Dr,Ste. 400	Irvine	CA	92618

5. Jurisdiction of Incorporation: (NRS 80 only)

5a. Jurisdiction of incorporation:

5b. I declare this entity is in good standing in the jurisdiction of its incorporation. ☐

This form must be accompanied by appropriate fees.

Section 4. Names and Addresses of the Board of Directors/Trustees or Stockholders (Continued)

John Mocadlo; 300 Spectrum Center Drive, Suite 400, Irvine, CA 92618.

Sandra Campos; 300 Spectrum Center Drive, Suite 400, Irvine, CA 92618.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Formation - Profit Corporation

6. Benefit Corporation: (For NRS 78, NRS 78A, and NRS 89, optional. See instructions.)	By selecting "Yes" you are indicating that the corporation is organized as a benefit corporation pursuant to NRS Chapter 78B with a purpose of creating a general or specific public benefit. The purpose for which the benefit corporation is created must be disclosed in the below purpose field. **Yes** ☐
7. Purpose/Profession to be practiced: (Required for NRS 80, NRS 89 and any entity selecting Benefit Corporation. See instructions.)	
8. Authorized Shares: (Number of shares corporation is authorized to issue)	Number of Authorized shares with Par value: ___ Par value: $ ___ Number of Common shares with Par value: 300,000,000 Par value: $0.001 Number of Preferred shares with Par value: 50,000,000 Par value: $0.001 Number of shares with no par value: 0 If more than one class or series of stock is authorized, please attach the information on an additional sheet of paper.
9. Name and Signature of: Officer making the statement or Authorized Signer for NRS 80. **Name, Address and Signature of** the **Incorporator** for NRS 78, 78A, and 89. NRS 89 - Each Organizer/ Incorporator must be a licensed professional.	I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State. Name: John Mocadlo — Country: United States Address: 300 Spectrum Center Dr., Ste. 400 — City: Irvine — State: CA — Zip/Postal Code: 92618 X [DocuSigned by: signature] (attach additional page if necessary)

AN INITIAL LIST OF OFFICERS MUST ACCOMPANY THIS FILING

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

Continued on the attached.

ATTACHMENT TO
ARTICLES OF INCORPORATION
OF
IMPOSSIBLE KICKS HOLDING COMPANY, INC.

The Articles of Incorporation of **IMPOSSIBLE KICKS HOLDING COMPANY, INC.** (the "**Corporation**") are hereby supplemented with the following additions to Article 8 and additional Articles 10-14.

ARTICLE 8 - AUTHORIZED SHARES

The total number of shares of all classes of stock which the Corporation shall have authority to issue is 350,000,000, consisting of (i) 300,000,000 shares of Common Stock, $0.001 par value per share ("**Common Stock**"), and (ii) 50,000,000 shares of Preferred Stock, $0.001 par value per share ("**Preferred Stock**").

The Corporation shall have authority to issue the shares of Preferred Stock in one or more series with such rights, preferences and designations as determined by the Board of Directors of the Corporation. Authority is hereby expressly granted to the Board of Directors from time to time to issue Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including, without limitation thereof, dividend rights, special voting rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the Nevada Revised Statutes. Fully-paid stock of the Corporation shall not be liable to any further call or assessment.

ARTICLE 10 - AMENDMENT OF BYLAWS

The Board of Directors of the Corporation shall have the exclusive power to make, alter, amend or repeal the Bylaws of the Corporation.

ARTICLE 11 - INDEMNIFICATION OF OFFICERS AND DIRECTORS

The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation, or who is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the action, suit or proceeding, to the full extent permitted by the Nevada Revised Statutes as such statutes may be amended from time to time.

ARTICLE 12 - LIABILITY OF DIRECTORS AND OFFICERS

No director or officer shall be personally liable to the Corporation or any of its stockholders for damages for any breach of fiduciary duty as a director or officer; *provided*, *however*, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) for the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article 12 by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation of the personal liability of a director of officer of the Corporation for acts or omissions prior to such repeal or modification.

ARTICLE 13 - ACQUISITION OF CONTROLLING INTEREST

The Corporation elects not to be governed by the terms and provisions of Sections 78.378 through 78.3793, inclusive, of the Nevada Revised Statutes, as the same may be amended, superseded, or replaced by any successor section, statute, or provision. No amendment to these Articles of Incorporation, directly or indirectly, by merger or consolidation or otherwise, having the effect of amending or repealing any provision of this Article 13 shall apply to or have any effect on any transaction involving acquisition of control by any person occurring prior to such amendment or repeal.

ARTICLE 14 - COMBINATIONS WITH INTERESTED STOCKHOLDERS

The Corporation elects not to be governed by the terms and provisions of Sections 78.411 through 78.444, inclusive, of the Nevada Revised Statutes, as the same may be amended, superseded, or replaced by any successor section, statute, or provision. No amendment to these Articles of Incorporation, directly or indirectly, by merger or consolidation or otherwise, having the effect of amending or repealing any provision of this Article 14 shall apply to or have any effect on any transaction with an interested stockholder occurring prior to such amendment or repeal.

FRANCISCO V. AGUILAR
Secretary of State

DEPUTY BAKKEDAHL
Deputy Secretary for
Commercial Recordings

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
401 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Business Entity - Filing Acknowledgement

06/12/2024

Work Order Item Number:	W2024061200414-3743131
Filing Number:	20244120121
Filing Type:	Initial List
Filing Date/Time:	6/12/2024 8:34:00 AM
Filing Page(s):	2

Indexed Entity Information:

Entity ID: E41201122024-4

Entity Name: Impossible Kicks Holding Company, Inc.

Entity Status: Active

Expiration Date: None

Commercial Registered Agent

VCORP SERVICES, LLC

701 S. CARSON STREET, SUITE 200, Carson City, NV 89701, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

FVAguilar

FRANCISCO V. AGUILAR
Secretary of State

SECRETARY OF STATE

STATE OF NEVADA

NEVADA STATE BUSINESS LICENSE

Impossible Kicks Holding Company, Inc.

Nevada Business Identification # NV20243139317
Expiration Date: 06/30/2025

In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada.
Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration.
License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which, by law, cannot be waived.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 06/12/2024.

FVAguilar

FRANCISCO V. AGUILAR
Secretary of State

Certificate Number: B202406124723701
You may verify this certificate
online at https://www.nvsilverflume.gov/home

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Initial List and State Business License Application

Initial List of Officers, Managers, Members, General Partners, Managing Partners, or Trustees:

Impossible Kicks Holding Company, Inc.
NAME OF ENTITY

TYPE OR PRINT ONLY - USE DARK INK ONLY - DO NOT HIGHLIGHT

IMPORTANT: *Read instructions before completing and returning this form.*

Please indicate the entity type (check only one):

☒ Corporation

☐ This corporation is publicly traded, the Central Index Key number is:

Filed in the Office of	Business Number **E41201122024-4**
FVAguilar	Filing Number **20244120121**
Secretary of State State Of Nevada	Filed On **6/12/2024 8:34:00 AM**
	Number of Pages **2**

☐ Nonprofit Corporation (see nonprofit sections below)

☐ Limited-Liability Company

☐ Limited Partnership

☐ Limited-Liability Partnership

☐ Limited-Liability Limited Partnership (If formed at the same time as the Limited Partnership)

☐ Business Trust

Additional Officers, Managers, Members, General Partners, Managing Partners, Trustees or Subscribers, may be listed on a supplemental page.

CHECK ONLY IF APPLICABLE
Pursuant to NRS Chapter 76, this entity is exempt from the business license fee.
☐ 001 - Governmental Entity
☐ 006 - NRS 680B.020 Insurance Co, provide license or certificate of authority number

For nonprofit entities formed under NRS Chapter 80: entities without 501(c) nonprofit designation are required to maintain a state business license, the fee is $200.00. Those claiming an exemption under 501(c) designation must indicate by checking box below.

☐ Pursuant to NRS Chapter 76, this entity is a 501(c) nonprofit entity and is exempt from the business license fee. Exemption code 002

For nonprofit entities formed under NRS Chapter 81: entities which are Unit-owners' association or Religious, charitable, fraternal or other organization that qualifies as a tax-exempt organization pursuant to 26 U.S.C. § 501(c) are excluded from the requirement to obtain a state business license. Please indicate below if this entity falls under one of these categories by marking the appropriate box. If the entity does not fall under either of these categories please submit $200.00 for the state business license.

☐ Unit-owners' Association ☐ Religious, charitable, fraternal or other organization that qualifies as a tax-exempt organization pursuant to 26 U.S.C. § 501(c)

For nonprofit entities formed under NRS Chapter 82 and 80: Charitable Solicitation Information - check applicable box
Does the Organization intend to solicit charitable or tax deductible contributions?

☐ No – no additional form is required

☐ Yes – the "Charitable Solicitation Registration Statement" is required.

☐ The Organization claims exemption pursuant to NRS 82A.210 - the "Exemption From Charitable Solicitation Registration Statement" is required

**** Failure to include the required statement form will result in rejection of the filing and could result in late fees.****

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Initial List and State Business License Application - Continued

Officers, Managers, Members, General Partners, Managing Partners or Trustees:

CORPORATION, INDICATE THE PRESIDENT, OR EQUIVALENT OF: Title: CEO and President

Name	Country	Address	City	State	Zip/Postal Code
John Mocadlo	United States	300 Spectrum Center Dr., Ste. 400	Irvine	CA	92618

CORPORATION, INDICATE THE SECRETARY, OR EQUIVALENT OF: Title: CFO and Secretary

Name	Country	Address	City	State	Zip/Postal Code
Rod Granero	United States	300 Spectrum Center Dr., Ste. 400	Irvine	CA	92618

CORPORATION, INDICATE THE TREASURER, OR EQUIVALENT OF: Title: CFO and Secretary

Name	Country	Address	City	State	Zip/Postal Code
Rod Granero	United States	300 Spectrum Center Dr., Ste. 400	Irvine	CA	92618

CORPORATION, INDICATE THE DIRECTOR:

Name	Country	Address	City	State	Zip/Postal Code
Andre Peschong	United States	300 Spectrum Center Dr., Ste. 400	Irvine	CA	92618

None of the officers or directors identified in the list of officers has been identified with the fraudulent intent of concealing the identity of any person or persons exercising the power or authority of an officer or director in furtherance of any unlawful conduct.

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

X DocuSigned by: [signature]

Signature of Officer, Manager, Managing Member, General Partner, Managing Partner, Trustee, Member, Owner of Business, Partner or Authorized Signer *FORM WILL BE RETURNED IF UNSIGNED.*

Chief Executive Officer
Title

June 12, 2024
Date

FRANCISCO V. AGUILAR
Secretary of State

DEPUTY BAKKEDAHL
Deputy Secretary for
Commercial Recordings

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
401 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Business Entity - Filing Acknowledgement

06/12/2024

Work Order Item Number:	W2024061200414-3743130
Filing Number:	20244120111
Filing Type:	Articles of Incorporation-For-Profit
Filing Date/Time:	6/12/2024 8:34:00 AM
Filing Page(s):	5

Indexed Entity Information:

Entity ID: E41201122024-4

Entity Name: Impossible Kicks Holding Company, Inc.

Entity Status: Active

Expiration Date: None

Commercial Registered Agent

VCORP SERVICES, LLC

701 S. CARSON STREET, SUITE 200, Carson City, NV 89701, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

FRANCISCO V. AGUILAR
Secretary of State